                                                                    EXHIBIT 99.1
  CRDA    CRDB
  LISTED  LISTED
  NYSE    NYSE


                                                        [CRAWFORD LOGO]
                                                        [PRESS RELEASE]

FOR IMMEDIATE RELEASE                             Date: April 22, 2004
                                                  From: John F. Giblin
                                                        Chief Financial Officer
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         CRAWFORD & COMPANY ANNOUNCES RESIGNATION OF GROVER L. DAVIS AS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER


Crawford & Company announced today that its board of directors has accepted the resignation of Grover L. Davis as Chairman of the Board and Chief Executive Officer, effective immediately. The board named Marshall G. Long as interim Chief Executive Officer. Mr. Long currently serves as the Executive Vice President of Claims Management Services and has been a member of the Crawford team for over 40 years. The board named Jesse C. Crawford as interim Chairman of the Board.

Mr. Crawford said, "The board has accepted Grover Davis's decision to resign and expresses its gratitude for the many contributions that he has made to Crawford over his 27 years of great service. We wish Grover well in his future endeavors. The board will move quickly to name a new CEO. During this transition period, we will make sure that the company is well positioned for the benefit of customers, investors and employees, both now and for the long term."

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 67 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.